UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
October 1, 2015 (September 28, 2015)
Date of Report (Date of earliest event reported)
ENERGY TRANSFER EQUITY, L.P.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32740	30-0108820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3738 Oak Lawn Avenue Dallas, TX 75219
(Address of principal executive offices)

(214) 981-0700 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed to include a corrected portion of Exhibit 2.1, Agreement and Plan of Merger, dated as of September 28, 2015, by and among Energy Transfer Equity, L.P., Energy Transfer Corp LP, ETE Corp GP, LLC, LE GP, LLC, ETE GP, LLC and The Williams Companies, Inc., as an exhibit hereto. The merger agreement contained in the previously filed Exhibit 2.1 contained typographical errors and should be disregarded.

Item 1.01. Entry into a Material Definitive Agreement.
This item remains unchanged from the previous filing on Form 8-K by Energy Transfer Equity, L.P, made on September 29, 2015.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
2.1*
Agreement and Plan of Merger, dated as of September 28, 2015, among Energy Transfer Corp LP, ETE Corp GP, LLC, Energy Transfer Equity, L.P., LE GP, LLC, Energy Transfer Equity GP, LLC and The Williams Companies, Inc.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ENERGY TRANSFER EQUITY, L.P.
By: LE GP, LLC,
its general partner
/s/ John W. McReynolds
John W. McReynolds
President
Date: October 1, 2015

EXHIBIT INDEX

Exhibit	Description
2.1*
Agreement and Plan of Merger, dated as of September 28, 2015, among Energy Transfer Corp LP, ETE Corp GP, LLC, Energy Transfer Equity, L.P., LE GP, LLC, Energy Transfer Equity GP, LLC and The Williams Companies, Inc.

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.